                                                                    EXHIBIT 4.02


                           CERTIFICATE OF AMENDMENT
                                    TO THE
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                           KANA COMMUNICATIONS, INC.


          Kana Communications, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

          FIRST: The original Certificate of Incorporation of Kana Communications, Inc. was filed with the Secretary of State of Delaware on June 17, 1999.

          SECOND: The name of the corporation is Kana Communications, Inc.

          THIRD: The Amended and Restated Certificate of Incorporation of the corporation is hereby amended by deleting the text of Article I in its entirety and substituting the following therefor:

          "The name of this corporation is Kana Software, Inc."

          FOURTH: The foregoing amendment of the Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

          IN WITNESS WHEREOF, Kana Communications, Inc. has caused this Certificate to be signed by its President this 29 day of June, 2001.


                                          KANA COMMUNICATIONS, INC.


                                          By  /s/ CHUCK BAY
                                              ----------------------
                                              Chuck Bay, President